Exhibit 5.1

Stradley Ronon Stevens & Young, LLP Suite 2600 2005 Market Street Philadelphia, PA 19103-7018 215.564.8000 www.stradley.com

[____], 2023
Franklin Templeton Digital Holdings Trust
Franklin Holdings, LLC
One Franklin Parkway,
San Mateo, CA 94403-1906

Re:	Franklin Bitcoin ETF, a series of Franklin Templeton Digital Holdings Trust
Registration Statement on Form S-1 (Registration No. 333-274474)
Ladies and Gentlemen:
We have acted as counsel for Franklin Templeton Digital Holdings Trust, a Delaware statutory trust (the “Trust”), and Franklin Holdings, LLC (the “Sponsor”), in its capacity as the sponsor of Franklin Bitcoin ETF (the “Fund”), a series of the Trust, in connection with the Trust’s filing on December 29, 2023 with the Securities and Exchange Commission of its registration statement on Form S-1 (as amended, the “Registration Statement”), including the prospectus included in Part I of the Registration Statement (the “Prospectus”), under the Securities Act of 1933, as amended (the “1933 Act”) (No. 333-274474). The Registration Statement relates to the proposed registration, issuance and sale by the Trust, on behalf of the Fund, of an indeterminate number of shares of fractional undivided beneficial interest in and ownership of the Fund (the “Shares”) in accordance with Rule 456(d) under the 1933 Act to be continuously offered.
In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Trust’s Agreement and Declaration of Trust dated as of December [__], 2023 between the Sponsor, as sponsor, and Delaware Trust Company, as trustee (the “Trust Agreement”), (c) the pertinent provisions of the constitution and laws of the State of Delaware, and (d) such other instruments, documents, statements and records of the Trust and others and other such statutes as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.
In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.
We have, when relevant facts material to our opinion were not independently established by us, relied, to the extent we deemed such reliance proper, upon written or oral statements of officers or other representatives of the Sponsor. We have not made or undertaken to make any independent investigation to establish or verify the accuracy or completeness of such factual representations, certifications and other information.  The opinions set forth below are also based on the assumption that the Registration Statement has been declared effective under the 1933 Act.

Based upon the foregoing and subject to the qualifications set forth in this letter, we are of the opinion that the Shares of the Fund, when issued in accordance with the Trust Agreement and the Registration Statement, including receipt by the Fund of the consideration required for the issuance of the Fund’s Shares, will be duly and legally issued and will be fully paid and non-assessable.

This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. This opinion is limited to the Delaware statutory trust laws governing matters such as the authorization, issuance and non-assessability of the Shares and the applicable provisions of the Delaware constitution, and we do not express any opinion concerning any other laws.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name where it may appear in the Registration Statement and the Prospectus. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, as amended, and the rules and regulations thereunder.

Very truly yours,
[_____]